                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                                 OPTICNET, INC.
                                       TO

                          OPTO ACQUISITION SUB, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF

                             BEI TECHNOLOGIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

            NEW YORK CITY TIME, ON MONDAY, DECEMBER 22, 2003, UNLESS

                             THE OFFER IS EXTENDED.


     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") representing shares of common stock, par value $0.0001 per share ("Shares"), of OpticNet, Inc., a Delaware corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services, the depositary for the Offer (the "Depositary") or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Purchaser's Offer to Purchase, dated November 21, 2003 (the "Offer to Purchase")). See Section 2 of the Offer to Purchase.


                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

     By Facsimile            By Registered or         By Overnight Courier:              By Hand:
    Transmission:            Certified Mail:
                                                    Attn: Reorganization Dept.  Attn: Reorganization Dept.
     For Eligible       Attn: Reorganization Dept.      85 Challenger Road       120 Broadway, 13th Floor
  Institutions Only:          P.O. Box 3301             Mail-stop -- Reorg          New York, NY 10271
    (201) 296-4293      South Hackensack, NJ 07606  Ridgefield Park, NJ 07660
For Confirmation Only:
    (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO OPTICNET, INC. OR MELLON INVESTOR SERVICES, THE INFORMATION AGENT FOR THE OFFER, WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL FOR THE OFFER IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH LETTER OF TRANSMITTAL.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND SHARES TO THE DEPOSITARY IN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Opto Acquisition Sub, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of BEI Technologies, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

Number of Shares: ------------------------------

Certificate Nos. (if available):
--------------------------------------------------------------------------------

(Check box if Shares will be tendered by book-entry transfer) [ ] [The Depository Trust Company]

Account Number
--------------------------------------------------------------------------------

Dated
--------------------------------------------------------------------------------

Name(s) of Record Holder(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PLEASE PRINT

Address(es):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (ZIP CODE)

Daytime Area Code and Tel. No.:
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Signature(s):
--------------------------------------------------------------------------------

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                                        2

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Security Transfer Agent's Medallion Program or Nasdaq Stock Market Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a facsimile copy of it), with any required signature guarantees, or an Agent's Message (as defined
Section 2 of the Offer to Purchase), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm
--------------------------------------------------------------------------------

Address(es):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (ZIP CODE)

Area Code and Tel. No.:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              AUTHORIZED SIGNATURE

Name:
--------------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

Title:
--------------------------------------------------------------------------------

Dated:
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          NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE
   CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.

                                        3